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                                                                    EXHIBIT 23.5

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Newbridge Networks Corporation on Form S-4 of our report dated June 1, 1999, except as to Note 23 which is as of June 22, 1999, appearing in the Annual Report on Form 10-K/A of the Company for the years ended May 2, 1999, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
October 8, 1999